Exhibit 10.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS NOTE IS SUBJECT TO SUBORDINATION PROVISIONS SET FORTH HEREIN.

CONVERTIBLE PROMISSORY NOTE

(UNSECURED)

On July 1, 2006, for value received, ADVANCED CELL TECHNOLOGY, INC., a Nevada corporation formerly known as A.C.T. Holdings, Inc. (herein referred to as “HOLDINGS” or “Maker”), hereby promises to pay to the order of                                 , individually (the “Holder”), the principal sum of                                                Dollars ($            ), together with interest on said principal sum from the date hereof until paid in full at the rate of 7.5% per annum (as adjusted as hereinafter set forth); provided, however, in the event that, prior to July 1, 2006 (the “Payment Date”), the Maker has paid hereunder to the Holder an amount in the aggregate equal to                                                                Dollars ($                    ) (the “Partial Payment”), the remaining outstanding balance due under this Note (including principal and past due interest)  shall not be due until January 15, 2007.    If this Note is not paid in full on or before, (i) in the event that the Maker has not made the Partial Payment, July 1, 2006, or (ii) in the event that the Maker has made the Partial Payment, January 15, 2007, interest on the outstanding balances due under this Note (including principal and past due interest) shall thereafter accrue until paid in full, at the rate of 12.0% per annum.  Interest shall be calculated on the basis of actual days elapsed and a 360-day year

This Note may be prepaid in whole or in part at any time without penalty at the option of the Maker hereof.

The Holder of this Note shall have the right, but not the obligation to, from time to time, convert any part or all of the outstanding principal and accrued interest hereunder from time to time into shares of Common Stock and/or other securities issued by the Maker, as selected by the Holder, at the Warrant Purchase Price (as defined in the Warrant), pursuant to and in accordance with the warrant dated the date hereof issued by the Maker to the Holder titled “Warrant to Purchase Securities of Advanced Cell Technology, Inc., a Nevada corporation formerly known as A.C.T. HOLDINGS, Inc. or Successor”, a copy of which is attached hereto (the “Warrant”) as Exhibit A, provided, however, that in no event may Holder convert this Note into Senior Indebtedness, as defined herein.

In order to exercise the conversion right, the Holder shall provide written notice to the Maker of the portion of this Note (which such portion must represent at least ten (10%) of the then outstanding principal and interest) which the Holder elects to convert and written instructions regarding the delivery of certificates for shares of stock or other securities purchased thereby.  The Holder shall, upon the delivery of the notice as provided herein (and other documents required under the Warrant in connection with an exercise thereunder), be deemed the holder of the stock or securities so purchased and the amount of principal or interest hereunder so converted shall be credited to payments of outstanding principal and/or interest under the Note in the order as determined by the Holder.

All payments on account of principal and interest hereof or conversion of principal and interest to shares or securities, shall be recorded by Holder and, prior to any transfer hereof, endorsed on the grid attached hereto as Exhibit B which is a part of this Note.  The entries on the records of the Holder (including any appearing on this Note) shall be prima facie evidence of amounts outstanding hereunder.

This Note shall, at the option of the Holder, become immediately due and payable without notice or demand upon the occurrence of any of the following events:

(a)           Failure to make any payment hereunder when due;

(b)                                Any warranty or representation made or furnished to the Holder by or on behalf of any Maker or endorser hereof shall prove to have been false in any material respect when made or furnished;

(c)                                 Occurrence of any of the following with respect to any Maker or endorser hereof: admission in writing of his or its inability, or be generally unable, to pay his or its debts as they become due, death, dissolution, termination of existence, cessation of normal business operations, insolvency, appointment of a receiver of any part of the property of, legal or equitable assignment, conveyance or transfer of property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, such person; provided however, in the case of the commencement of any such proceedings against such person, such person shall have thirty (30) days from the date of the commencement of such proceedings to dismiss such proceedings.

The Maker waives presentment, demand, notice and protest and agrees to pay on demand all costs of the Holder in connection with this Note (including reasonable attorneys’ fees and costs) including without limitation, the preparation of, the enforcement of, the collection or attempted collection of this Note.

Pursuant to the terms hereof, Holder agrees that payment of the Note is expressly subordinated to the prior payment in full of the Senior Indebtedness (as defined below). Until the occurrence of an event of default with respect to the Senior Indebtedness, for which the Holder is given a written notice by any holder of Senior Indebtedness, the Holder may receive and the Maker shall make all regularly scheduled payments under this Note.  Upon receipt of the default notice, Holder may not, for a period of nine (9) months or earlier if the default is remedied (the “Standstill Period”), (i) accelerate, ask, demand, sue for, take or receive from or on behalf of the Maker, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing to the Holder on the Note, or (ii) initiate or participate with others in any suit, action or proceeding against Maker to collect the whole or any part of the Note receive any payments. In the event of any commencement of any proceeding under any bankruptcy or insolvency laws by or against Maker, of any other event or proceeding involving the Maker affecting the rights of creditors, nothing herein shall prohibit the Holder from filing a notice of claim and taking other actions as a creditor in connection with proceedings provided that Holder shall be prohibited during the Standstill Period from taking any actions which are inconsistent with the terms of this subordination.  Immediately following the expiration of the Standstill Period (or such earlier time where the default is cured sooner), the Holder shall have all available rights and remedies.  Holder agrees that, during the Standstill Period, any amounts received from Maker during such period shall be held in trust for and promptly paid over to any holder of Senior Indebtedness entitled to receive such moneys in accordance with the priorities established hereunder.  Notwithstanding anything above to the contrary, the Holder may exercise his conversion rights hereunder and all rights under the Warrant at any time and from time to time, even after receipt of a default notice with respect to the Senior Indebtedness.

For purposes of this Note, “Senior Indebtedness” shall mean all indebtedness, obligations and liabilities of Maker (including, without limitation,

principal, interest, fees, costs, expenses and reasonable attorneys’ fees), owed by Maker to any unrelated third party creditor in connection with any equity or debt financings resulting in proceeds in aggregate of more than $5,000,000 (and any renewals, replacements, substitutions, amendments, modifications, refinancings or refundings thereof (provided such renewals, replacements, substitutions, amendments, modifications, refinancings or refundings are not in excess of the outstanding principal and accrued interest, fees, costs and expenses due to such creditor immediately prior to such event occurring) consummated by the Company during the period commencing on the date hereof and ending on November 14, 2005.

Without the prior written consent of the Company, the Holder may not assign this Note and any rights hereunder unless the proposed assignee is an affiliate of the Holder, as such term is defined in the Securities Act of 1933, as amended.  The Holder may transfer this Note upon his death to his heirs, devisees, executors, administrators and assigns.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.  If any provision of this Note is held to be invalid or unenforceable, that provision shall be ineffective to the extent of such prohibition or shall be modified to conform with applicable law, without invalidating any other provisions of this Note.  No ambiguity shall be ascribed to either party by virtue of its having drafted any portion of this agreement and its attachments.  This document may be executed in duplicate and a telefacsimile signature sheet and any signatures thereto shall be considered as originals for all purposes.

The Maker shall pay all costs incurred by the Holder in connection with the enforcement and collection of this Note (including attorney’s fees) as provided in the Settlement Agreement dated the date hereof between the Maker, Holder and others.

This Note may, at the option of Holder, be enforced via an expedited binding arbitration under the auspices of the Judicial Arbitration And Mediation Service (JAMS), under the JAMS streamlined arbitration rules and procedures, which judgment shall be final, non-appealable (except in cases of manifest arbitrator impropriety) and enforceable in any court of competent jurisdiction.

EXECUTED as a document under seal this 14th day of September, 2005.

MAKER:

ADVANCED CELL TECHNOLOGY, INC., a Nevada corporation., formerly A.C.T. HOLDINGS, INC.

/s/ Jonathon Atzen	By:	/s/ William M. Caldwell, IV
Witness		William M. Caldwell, IV
Its Chief Executive Officer

/s/ Melissa LeBlanc	By:	/s/ James Stewart
Witness		, Its Treasurer